Generex Announces Reverse Stock Split

MIRAMAR, Florida & TORONTO, Canada, March 14, 2017 (BUSINESS WIRE) – Generex Biotechnology Corporation (OTCPink:GNBT) today announced a reverse stock split of its shares of common stock at a ratio of 1-for-1000. As of the open of the market on March 14, 2017, the Company’s common stock will begin trading on a split-adjusted basis.

Generex President & Chief Executive Officer Joseph Moscato provided the following commentary to his fellow Generex stockholders: “Your management believes a reverse stock split to be in the best interests of the Company and its stockholders. Generex requires additional working capital to effectively enhance and monetize its extant valuable assets and to successfully execute its business plans, including the recently completed acquisition of a controlling interest in Hema Diagnostic Systems, LLC and the previously announced letter of intent for the acquisition of a controlling interest in Emmaus Life Sciences, Inc., in respect of which Generex has paid $1,000,000 in deposit monies. Raising sufficient capital and on satisfactory terms is problematic with a penny stock. Building on our successful elimination of the Company’s derivative securities, this reverse stock split will allow us to pursue effective, principled, long-term capital investments that will create value for our stockholders and set the stage for an up-listing of the common stock to a national exchange. The Company is also considering a rights offering to all outstanding shareholders to help fund the new business strategy.”

The reverse stock split was previously authorized at a meeting of the Company’s stockholders on August 19, 2015 and the Company’s Board of Directors approved the ratio on December 27, 2016. The requisite amendment to the Company’s Re-stated Certificate of Incorporation was filed with the Delaware Secretary of State on December 30, 2016 (subject to approval by the Financial Industry Regulatory Authority (FINRA)).

As a result of the reverse stock split, the Company’s issued and outstanding shares of common stock will decrease to approximately 1,200,000 post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 1,200,000,000 pre-split shares. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of shares of common stock held by such stockholder immediately prior to the reverse stock split, divided by (ii) 1,000.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-split common stock to any shareholder of record who otherwise would have received a fractional share as a result of the reverse stock split.

The Company has retained Broadridge Corporate Issuer Solutions, Inc. to act as exchange agent for the reverse stock split. Broadridge will manage the exchange of pre-reverse stock split shares for post-reverse stock split shares. Stockholders will receive a letter of transmittal providing instructions for the exchange of their shares. Stockholders who hold their shares in “street name” will be contacted by their banks or brokers with any instructions. For further information, stockholders and securities brokers should contact Broadridge at (800) 733-1121.

All options, warrants, and convertible securities of the Company outstanding immediately prior to the reverse stock split will be appropriately adjusted.

In connection with the reverse stock split, the Company’s CUSIP number will change to 371485 30 1 as of March 14, 2017.

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Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

SOURCE Generex Biotechnology Corporation

Generex Contact:

Joseph Moscato

646-599-6222

Generex Biotechnology Corporation

Todd Falls

800-391-6755

Extension 222

investor@generex.com

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